Exhibit 10.2

                              EMPLOYMENT AGREEMENT


         THIS IS AN EMPLOYMENT AGREEMENT dated as of July 1, 1995 between The Community Bank (the "Bank") and Nathan S. Jones, III (the "Executive").
         The Bank desires to retain the services of the Executive on the terms and conditions set forth in this Agreement.
         The Executive is the President and Chief Executive Officer of the Bank.
         It is in the best interest of the Bank and the Executive to secure the continued services of the Executive.
         NOW, THEREFORE, to induce the Executive to remain and continue in the employ of the Bank, the Bank and the Executive agree as follows:
                                                     ARTICLE I
         1. Employment. Bank hereby employs Executive, and Executive accepts such employment, for the period beginning as of the date of this Agreement and ending on June 30, 1998 which period of employment may be extended or terminated only upon the terms and conditions set forth in this Agreement.
         2. Renewal Term. This Agreement shall automatically renew after the ending date for successive terms of one year. If Bank or Executive elect not to renew this Agreement, the party making such election must provide the other party at least 120 days notice in writing of such election. In the event of the termination of this Agreement by Bank under paragraph 8 of this Article I, Executive shall be paid the sums and benefits provided in such paragraph.


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         3.  Executive  Duties.  Executive  agrees that,  during the term of his employment under this Agreement and in his capacity as President and Chief Executive Officer, he will devote his full business time and energy to the business, affairs and interests of the Bank, and will serve it diligently and to the best of his ability. The services and duties to be performed by Executive shall be those appropriate to his office and title as currently and from time to time specified in the Bank's by-laws or otherwise specified by its Board of Directors and shall be limited to the Bank's trade area (the "trade area") as defined in the Community Reinvestment Act Statement of the Bank in effect on the date of this Agreement. Moreover, Executive shall not be required to relocate to an area outside of the trade area.
         4. Compensation. Bank agrees to pay Executive, and Executive agrees to accept, as compensation for all services rendered by him to the Bank during the period of his employment under this Agreement, base compensation at the annual rate of $112,500.00 in the first year, which shall be payable in conformity with Bank's policy relating to salaried employees. Such salary shall be increased in the sole and absolute discretion of the Bank's Board of Directors.
                  The Bank shall reimburse the Executive for his reasonable costs and expenses associated with his membership in the Country Club of Petersburg.
                  The Bank shall provide to the Executive, an automobile of Executive's selection, subject to the approval of the Bank's

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Executive Committee.
                  The Bank shall continue in effect the existing Incentive Compensation Plan for the Executive.
         5.       Participation in Benefit Plans and Reimbursement of
Business Expenses.
         (i) During the term of his employment under this Agreement, Executive shall be entitled to participate in any pension, group insurance, hospitalization, deferred compensation or other benefit or incentive plans or benefits of the Bank presently in effect, or adopted by the Bank and generally available to all employees of senior executive status.
         (ii)  During  the  term of this  Agreement,  to the  extent  that  such expenditures meet the requirements of the Internal Revenue Code for deductibility by the Bank for federal income tax purposes and are substantiated by the Executive as required by the Internal Revenue Service and policies of the Bank, the Bank shall reimburse the Executive promptly for all expenditures made in accordance with rules and policies established by the Board of Directors of the Bank.
         6. Illness. In the event Executive is unable to substantially perform his duties under this Agreement on a full-time basis for a period of six consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period he does not return to work on a full-time basis, the Bank may terminate this Agreement without further compensation being due the Executive from the Bank pursuant to this Agreement,

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except  benefits  accrued  through the date of such  termination  under employee benefit plans of the Bank.
         7. Death. In the event of Executive's death during the term of this Agreement, his estate, legal representative or named beneficiaries (as directed by Executive in writing) shall be paid Executive's compensation from the Bank at the rate in effect at the time of Executive's death for a period of one month from the date of Executive's death.
         8. Termination by Bank. Notwithstanding the provisions of paragraph 2 of this Article I, the Board of Directors of the Bank may, in its sole discretion, terminate the Executive's employment under this Agreement at any time by giving not less than thirty days written notice to the Executive. Subject to Section 18(k) of the Federal Deposit Insurance Act, in such event, unless the Bank terminates the Executive's employment for cause in accordance with paragraph 9 of ARTICLE I of this Agreement, the Executive shall be paid, during the six months that follow such termination, the salary and benefits that the Executive would have been entitled to receive during such period of time had such termination not occurred. The salary and benefits will be due Executive regardless of any subsequent employment by Executive which is not in violation of this Agreement.
         Notwithstanding the provisions of this paragraph 8, no termination of this Agreement shall be made pursuant to this paragraph 8, (a) following a "Change of Control" of the Bank as defined in paragraph 10 of ARTICLE II of this Agreement, or (b)

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during any period of time when the Bank has knowledge that any person, entity or concern has taken steps reasonably calculated to effect a Change of Control of the Bank until, in the opinion of its Board of Directors, the person, concern or entity has abandoned or terminated its efforts to effect a Change of Control. Any good faith determination by the bank's Board of Directors that the person, concern or entity has abandoned or terminated its efforts to effect a Change of Control shall be conclusive and binding on the Executive. Such determination shall be promptly communicated to the Executive in writing by the Bank's Secretary.
         9.       Resignation - Other Termination.
                  (i) Notwithstanding the provisions of paragraph 2 of this Article I, the Board of Directors of the Bank may, in its sole discretion, terminate the Executive's employment for cause. For the purposes of this Agreement, "Cause" shall mean the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive shall not be deemed willful. The Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to him a copy of a certifi-

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cation by a majority of the  outside  members of the Board of  Directors  of the
Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such majority.
                  (ii) In the event that Executive resigns from or voluntarily terminates his employment with the Bank at any time, or if the Bank terminates the Executive's employment for Cause in accordance with paragraph 9(i) of
Article I of this Agreement, this Agreement shall terminate upon the date of such resignation or other termination of employment, in which event the Bank shall have no obligation to make any further payment under this Agreement. However, Executive shall be entitled to receive any benefits that he would otherwise be eligible to receive under any benefits plans of the Bank.
                                   ARTICLE II
         10. Change of Control. The provisions of Article II of this Agreement shall become operative only when there is a "Change of Control" of the Bank. For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the owner or beneficial owner of Bank securities having 20% or more of the combined voting power of the then outstanding Bank securities that may be cast for

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the election of the Bank's  directors  other than as a result of the issuance of securities initiated by the Bank, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank before such events cease to constitute a majority of the Bank's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.
         11. Termination After Change of Control. If a Change of Control of the Bank occurs, this Agreement shall continue in force until terminated in accordance with the provisions of this Article II. If, after a Change of Control occurs, the Executive's employment is terminated, the Executive shall be entitled to receive the payments specified in this Article II unless termination is for cause. However, if such termination is by reason of the disability or death of the Executive, the provisions of paragraphs 6 or 7 of Article I shall govern such termination.
                  (i)   The Bank may terminate the Executive's
employment for Cause in accordance with paragraph 9 of Article I of

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this Agreement.
                  (ii) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:
                        a) The assignment of duties to the Executive by the Bank which (i) are materially different from the Executive's duties immediately prior to the Change of Control, or (ii) result in the Executive having a significantly less authority and/or responsibility than he had prior to the Change of Control, without his express written consent;
                        b) The relocation of Executive to an area outside the trade area.
                        c) A reduction by the Bank of the Executive's base salary in effect on the date of the Change of Control, or a failure by the Bank to increase such salary each year after such Change of Control by an amount which at least equals, on a percentage basis, the percentage increase, if any, in the cost of living as set forth in the Consumer Price Index for the area in which the principal office of the Bank in located (1967=100) published by the Bureau of Labor Statistics of the United States Department of Labor over the preceding year, unless the failure to so increase the Executive's salary is waived in writing by the Executive;
                        d) The removal of Executive from or the failure to re-elect Executive to the position of President and Chief Executive Officer of the Bank, except in connection with a termination of the Executive's employment by the Bank for Cause or by reason of his

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disability;
                        e) The failure of the Bank to provide the Executive with substantially the same fringe benefits that were provided to him immediately prior to the Change of Control.
                        f) The failure of the Bank to obtain the assump-tion of an agreement to perform this Agreement by any successor as contemplated in paragraph 13(ii).
                  (iii) Notwithstanding the provisions of paragraph 11(i) and 11(ii), following a Change of Control, the Bank may terminate the Executive's employment without cause at any time in any lawful manner, subject to the Bank's providing to the Executive the payments and benefits specified in paragraph 12(ii).
                  (iv) The Executive may terminate his employment at any time after a Change of Control, but if such termination is not for Good Reason, or Good Reason is alleged but ultimately determined pursuant to paragraph 11(vi) not to be justifiable, then upon such termination date Executive shall be entitled to the payments and benefits from the Bank specified in paragraph 12(iii) of this Agreement.
                  (v) Termination either by the Bank pursuant to paragraph 11(i) or 11(iii) above, or by the Executive pursuant to paragraph 11(ii) or 11(iv) above, shall be communicated by written Notice of Termination to the other party. For purposes of Article II of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon except for a termination pursuant to

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paragraph  11(iii) or 11(iv)  which shall set forth in a  reasonable  detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.
                  (vi) "Date of Termination" shall mean the date specified in the Notice of Termination, which shall be not less than thirty nor more than ninety days after such Notice of Termination is given; provided, that if within thirty days after any Notice of Termination is given pursuant to paragraph 11(i) or 11(ii) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then pending the resolution of such dispute the Bank shall continue to pay the Executive the same base salary and provide him the same or substantially comparable fringe benefits that he was paid and provided immediately prior to the delivery of the Notice of Termination. If a termination by the Bank pursuant to paragraph 11(i) above is challenged by the Executive and the termination is ultimately determined to be justified, then all sums paid by the Bank to the Executive pursuant to this paragraph 11(iv), plus the cost to the Bank of providing the Executive such fringe benefits from the date of termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Bank. However, the Bank shall not be relieved of its obligation to make payments to the Executive pursuant to paragraph 12(iii) in the event that a termination by the Executive pursuant to paragraph 11(ii) is challenged by the Bank and the termination is ultimately determined not to be for Good Reason. If it is ultimately

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determined  that a termination  by the Bank pursuant to paragraph  11(i) was not justified, or that a termination by the Executive pursuant to paragraph 11(ii) was for Good Reason, the Executive shall be entitled to retain all sums paid to him pending the resolution of such dispute and he shall also be entitled to receive the payments and other benefits provided for in paragraph 12(ii), and the Date of Termination shall be the date on which the dispute is finally settled.
         12.      Termination Provisions.
                  (i) If the Executive's employment is terminated for Cause pursuant to paragraph 9 of Article I, and if such termination is challenged by the Executive and the challenge is resolved in favor of the Bank, the Bank shall be obligated to the Executive according to Article I only, and the Bank shall have no further obligation to Executive under Article II.
                  (ii) If within three years after a Change of Control of the Bank, (1) the Bank terminates the Executive's employment in accordance with the provisions of paragraph 11(iii), or (2) the Executive terminates his employment pursuant to paragraph 11(ii) at any time during the period beginning with a Change of Control and ending three years after the Change of Control, then, except as provided in Section 14 of this Agreement.
                        a) On the Executive's last day of employment with the Bank, the Bank shall pay to the Executive as compensation for services rendered to the Bank, a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to

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2.99 times the  compensation  paid to the  Executive  by the Bank for the twelve months ending with the Executive's termination, provided that, at the option of the Executive, the amount required to be paid hereby shall be paid by the Bank in equal monthly installments over the sixty months succeeding the Date of Termination, payable on the first day of each month. For purposes of this paragraph 12(ii) compensation shall include only base salary and cash bonuses paid to Executive.
                        b) In addition to the benefits to which the Executive is entitled under the retirement plans or programs of the Bank in effect as of the date of this Agreement or any successors plans or programs in effect on the Date of Termination of the Executive's employment, the Bank shall pay the Executive a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plan or programs, without regard to "vesting" thereunder, had the Executive accumulated three additional years of continuous service (after any termination pursuant to this Agreement) at the Executive's base salary rate in effect on the Date of Termination under such retirement plans or programs reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of such retirement plans and programs. For the purposes of this paragraph 12(ii)(b), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Bank's retirement plans and programs immediately prior to the Change of Control. The Bank's

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obligation under this paragraph 12(ii)(b) may be satisfied by a lump sum payment in cash or by the purchase of an annuity owned by and payable to the Executive, which annuity shall provide for payment comparable to payments which the Executive would receive pursuant to such retirement plans or programs. The payment shall be made or the annuity shall be purchased and delivered to the Executive within thirty days following termination. However, at the Executive's option, payment may be deferred until a later time.
                        (c) The Bank shall maintain in force and effect, for the continued benefit of the Executive for a three-year period after the Date of Termination, all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is permitted under the terms of such plans and programs. In the event that the Executive's participation is not permitted, the Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs.
                        (d) Executive shall have the option to purchase from the Bank or its successor at its then net book value as shown on the Bank's records, the motor vehicle then assigned by the Bank to the Executive.
                  (iii) In the event the Executive terminates his employment at any time after a Change of Control for other than Good Reason, or Good Reason is alleged but ultimately determined

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pursuant to paragraph 11(vi) not to be justifiable, then:
                        (a) On the Executive's last day of employment with the Bank, the Bank shall pay to the Executive as compensation for services rendered to the Bank an amount (subject to any applicable payroll or other taxes required to be withheld) equal to the compensation paid to the Executive for the six months preceding the Executive's termination, provided that, at the option of the Executive, the amount required to be paid hereby shall be paid in equal monthly installments over twelve months succeeding the Date of Termination, payable on the first day of each such month.
                        (b) In addition to the benefits to which the Executive in entitled under the retirement plans or programs of the Bank in effect as of the date of this Agreement or any successor plans or programs in effect on the Date of Termination of the Executive's employment, the Bank shall pay the Executive a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plans or programs, without regard to "vesting" thereunder, had the Executive accumulated one additional year of continuous service (after any termination pursuant to this Agreement) at the Executive's base salary rate in effect on the Date of Termination under such retirement plans or programs reduced by the single sum actuarial equivalent of any amount to which the Executive is entitled pursuant to the provisions of such retirement plans and programs. For purposes of this paragraph 12(iii)(b), "actuarial equivalent" shall be determined using the same methods

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and  assumptions  utilized  under  the  Bank's  retirement  plans  and  programs immediately prior to the Change of Control. The Bank's obligation under this paragraph 12(iii)(b) may be satisfied by a lump sum payment in cash or by the purchase of an annuity owned and payable to the Executive, which annuity shall provide for payments comparable to payments which the Executive would receive pursuant to the retirement plans or programs. The payment shall be made or the annuity shall be purchased and delivered to the Executive within thirty days following termination. However, at the Executive's option, payment may be deferred until a later time.
                        (c) The Bank shall maintain for the continued benefit of the Executive, for a one year period after the Date of Termination, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs.
         13. Litigation - Obligations - Successors. If litigation is instituted to challenge, enforce or interpret any provision contained in Article II of this Agreement, and such litigation does not end with judgment in favor of the Bank, the Bank shall indemnify the Executive for his reasonable attorney's fees and disbursements incurred in such litigation.

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                  (i)  The  Bank's   obligation   to  pay  the   Executive   the
compensation and benefits provided in Article II shall be unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Bank may have against him. All amounts payable by the Bank under Article II shall be paid without notice or demand except as provided in paragraph 13. Except as provided in paragraph 11(vi), each payment made by the Bank shall be final and the Bank will not seek to recover any part of such payment from the Executive. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.
                  (ii) The Bank will require any  successor  (whether  direct or
indirect,   by  purchase,   merger,   consolidation  or  otherwise)  to  all  or
substantially all of the business and/or assets of the Bank, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Bank in the same amount and on the same terms as he would be entitled under Article II if he had terminated his employment for Good Reason pursuant to subparagraph 11(ii), except that for purposes of implementation, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in
Article II of this Agreement, "Bank" shall mean the Community

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Bank and any successor to its respective  business  and/or assets which executes and delivers the Agreement provided for in this paragraph 13.
         14. Limitation of Benefits. It is the intention of the parties that no payment be made or benefit provided to the Executive pursuant to Article II that would constitute an "excess parachute payment" within the meaning of Section 28OG of the Internal Revenue Code of 1986, an amended (the Code) and any regulations thereunder, which result in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the Executive under Section 4999 of the Code. If the auditors for the Bank on the date of a Change of Control (or any other accounting firm designated by the Bank) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits on a Change of Control, would be nondeductible by the payor under Section 28OG of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid
without  causing  any  such  payment  or  benefit  to  be   nondeductible.   The
determination as to the reduction of benefits or payment by the Bank's independent accountants shall be binding on the parties. The Executive shall have the right to designate within a reasonable period, which payments or benefits will be reduced. However, if no direction is received from the Executive, the Bank shall implement the reductions in its discretion.
                                   ARTICLE III

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         15.      Notices.  For the purposes of this Agreement, notices or
other communications provided for in the Agreement shall be in writing and shall be deemed to have been given when delivered or mailed by certified mail, return receipt requested, addressed as follows:
                                    EXECUTIVE:
                                    119 Comstock Drive
                                    Colonial Heights, Virginia  23834

                                    BANK:
                                    c/o Lawrence F. DeSouza, Chairman
                                    P. 0. Box 2166
                                    Petersburg, Virginia 23804

or at such other address as any party may have furnished to the other in writing, except that notices of the change of address shall be effective only upon receipt.
         16. Modification - Waiver - Applicable Law. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing, signed by the Executive and on behalf of the Bank by such person as may be specifically designated by the Board of Directors of the Bank. No waiver by either party of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition of this Agreement. No agreement or representation with respect to the subject matter of this Agreement has been made by either party except as expressly set forth herein. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Virginia.

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         17. Invalidity - Enforceability.  The invalidity or enforce- ability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any provision in this Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions.
         18. Successor Rights.  This Agreement shall inure to the benefit of and
be   enforceable  by  the   Executive's   personal   representative,   executor,
administrator, heirs, distributees, devisees and legatees. If Executive dies while any amounts would still be payable to him under either Article I or
Article II, all such amounts, unless otherwise provided in this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there is no such designee, to his estate.

                                                     /s/ Nathan S. Jones, 3rd
                                                     Nathan S. Jones, III


                                                     THE COMMUNITY BANK



                                                     By: /s/ Lawrence F. DeSouza
                                                             Lawrence F. DeSouza



                                      -19-